Exhibit 99.1

E*TRADE Financial Corporation Announces Third Quarter 2019 Results

Third Quarter Results

  Net income of $274 million; net income available to common shareholders of $254 million
  Diluted earnings per common share of $1.08, which includes a net benefit of $9 million, or $0.04 per diluted share, related to the benefit to provision for loan losses
  Total net revenue of $767 million, a Company record(1)
  Operating margin of 50 percent; adjusted operating margin of 48 percent(2)
  Average interest-earning assets of $55.4 billion; net interest margin of 328 basis points
  Daily Average Revenue Trades (DARTs) of 267,000, including 36 percent in derivatives, a Company record(1); derivative DARTs of 95,000
  Average and end of period margin receivables of $9.9 billion
  Net new accounts of 47,000
  Net new retail and advisor services assets of $2.8 billion
  Capital return to shareholders(3) of $600 million, including share repurchases of $566 million and dividends of $34 million

NEW YORK--(BUSINESS WIRE)--October 17, 2019--E*TRADE Financial Corporation (NASDAQ: ETFC) today announced results for its third quarter ended September 30, 2019, reporting net income of $274 million, diluted earnings per common share of $1.08 and total net revenue of $767 million. Operating margin for the quarter was 50 percent and adjusted operating margin was 48 percent(2).

“This past quarter was marked by record net revenue, strong operating results and customer engagement, as well as a myriad of accolades for the intuitive experience we deliver to our customers time and again,” said Mike Pizzi, Chief Executive Officer. “The commission changes over the past few weeks have caused a meaningful shift for the industry—making it even more crucial to deliver a cutting-edge and easy-to-use experience to investors and traders alike. As a digital-first company, backed by one of the most sophisticated customer support teams in the industry, we will leverage our advantage to grow and take share, especially as price is removed as a point of competitive differentiation. Our business is well positioned for the long-term, and we will remain dynamic, optimizing our model in a manner that best delivers long-term value for shareholders.”

The Company also declared a quarterly cash dividend of $0.14 per share on the Company's outstanding shares of common stock. The dividend is payable on November 15, 2019, to shareholders of record as of the close of business on November 8, 2019.

The Company will host a conference call beginning at 5 p.m. ET today to discuss the quarterly results. This conference call will be available to domestic participants by dialing 800-705-7259 while international participants should dial +1 303 223 4387. A live audio webcast and replay of this conference call will also be available at about.etrade.com.

Historical metrics and financials can be found on the E*TRADE Financial corporate website at about.etrade.com.

About E*TRADE Financial

E*TRADE Financial and its subsidiaries provide financial services including brokerage and banking products and services to traders, investors, stock plan administrators and participants and registered investment advisers (RIAs). Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Commodity futures and options on futures products and services are offered by E*TRADE Futures LLC (Member NFA). Managed Account Solutions are offered through E*TRADE Capital Management, LLC, a Registered Investment Adviser. Bank products and services are offered by E*TRADE Bank, and RIA custody solutions are offered by E*TRADE Savings Bank, both of which are federal savings banks (Members FDIC). Equity compensation plan services are offered by E*TRADE Financial Corporate Services, Inc. More information is available at www.etrade.com. ETFC-E

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Important Notices

E*TRADE, E*TRADE Financial, E*TRADE Bank, E*TRADE Savings Bank, the Converging Arrows logo, and the E*TRADE logo are trademarks or registered trademarks of E*TRADE Financial Corporation.

Forward-Looking Statements

The statements contained in this press release that are forward looking, including statements regarding the Company's long-term positioning and its ability to leverage its competitive advantages to grow and gain market share, optimize its business model to deliver long-term value for shareholders and pay additional dividends in the future, are “forward-looking statements” within the meaning of the federal securities laws, and are subject to a number of uncertainties and risks. Actual results may differ materially from those indicated in the forward-looking statements. The uncertainties and risks include, but are not limited to: risks related to macro trends of the economy in general; market volatility and its impact on trading volumes; fluctuations in interest rates; potential system disruptions and security breaches; our ability to attract and retain customers and develop new products and services; increased competition; increased restrictions resulting from financial regulatory reform or changes in the policies of our regulators, including with respect to approval of any future dividend or share repurchase; our ability to participate in consolidation opportunities in our industry, to complete consolidation transactions and to realize synergies or implement integration plans; adverse developments in litigation or regulatory matters; the timing and duration of, and the amount of shares repurchased and amount of cash expended in connection with, the share repurchase program and dividend payments; and the other factors set forth in our annual and quarterly reports on Form 10-K, as amended, and Form 10-Q previously filed with the Securities and Exchange Commission (including information in these reports under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information, except as required by law.

© 2019 E*TRADE Financial Corporation. All rights reserved.

E*TRADE FINANCIAL CORPORATION Consolidated Statement of Income (In millions, except share data and per share amounts) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Revenue:
Interest income	$521	$560	$514	$1,636	$1,471
Interest expense	(66)	(70)	(48)	(199)	(107)
Net interest income	455	490	466	1,437	1,364
Commissions	122	121	117	365	375
Fees and service charges	163	126	108	407	323
Gains (losses) on securities and other, net	16	(64)	17	(37)	42
Other revenue	11	12	12	35	34
Total non-interest income	312	195	254	770	774
Total net revenue	767	685	720	2,207	2,138
Provision (benefit) for loan losses	(12)	(8)	(34)	(32)	(74)
Non-interest expense:
Compensation and benefits	167	168	157	499	469
Advertising and market development	41	48	45	143	152
Clearing and servicing	36	32	28	98	94
Professional services	27	26	23	75	70
Occupancy and equipment	34	32	29	98	89
Communications	26	29	30	70	89
Depreciation and amortization	23	21	25	65	70
FDIC insurance premiums	3	4	8	11	26
Amortization of other intangibles	16	15	12	46	34
Restructuring and acquisition-related activities	2	—	4	2	6
Losses on early extinguishment of debt	—	—	4	—	4
Other non-interest expenses	24	23	15	65	56
Total non-interest expense	399	398	380	1,172	1,159
Income before income tax expense	380	295	374	1,067	1,053
Income tax expense	106	76	89	284	271
Net income	$274	$219	$285	$783	$782
Preferred stock dividends	20	—	24	40	36
Net income available to common shareholders	$254	$219	$261	$743	$746
Basic earnings per common share	$1.08	$0.90	$1.01	$3.08	$2.84
Diluted earnings per common share	$1.08	$0.90	$1.00	$3.07	$2.82
Weighted average common shares outstanding:
Basic (in thousands)	235,829	243,007	259,498	241,657	263,292
Diluted (in thousands)	236,313	243,465	260,661	242,199	264,433
Dividends declared per common share	$0.14	$0.14	$ —	$0.42	$ —

E*TRADE FINANCIAL CORPORATION Consolidated Balance Sheet (In millions, except share data) (Unaudited)

	September 30,	December 31,
	2019	2018
ASSETS
Cash and equivalents	$493	$2,333
Cash segregated under federal or other regulations	1,365	1,011
Available-for-sale securities	21,020	23,153
Held-to-maturity securities	21,542	21,884
Margin receivables	9,859	9,560
Loans receivable, net(4)	1,747	2,103
Receivables from brokers, dealers and clearing organizations	1,038	760
Property and equipment, net	338	281
Goodwill	2,485	2,485
Other intangibles, net	446	491
Other assets	1,374	942
Total assets	$61,707	$65,003
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$40,382	$45,313
Customer payables	11,183	10,117
Payables to brokers, dealers and clearing organizations	1,091	948
Corporate debt	1,410	1,409
Other liabilities	1,072	654
Total liabilities	55,138	58,441
Shareholders' equity:
Preferred stock, $0.01 par value; shares authorized: 1,000,000; shares issued and outstanding at September 30, 2019: 403,000	689	689
Common stock, $0.01 par value; shares authorized: 400,000,000; shares issued and outstanding at September 30, 2019: 226,795,480	2	2
Additional paid-in-capital	4,578	5,462
Retained earnings	1,324	684
Accumulated other comprehensive loss	(24)	(275)
Total shareholders' equity	6,569	6,562
Total liabilities and shareholders' equity	$61,707	$65,003

Key Performance Metrics(5)

Corporate (dollars in millions)	Qtr ended 9/30/19	Qtr ended 6/30/19	Qtr ended 9/30/19 vs. 6/30/19	Qtr ended 9/30/18	Qtr ended 9/30/19 vs. 9/30/18
Operating margin%(2)	50%	43%	7%	52%	(2)%
Adjusted operating margin%(2)	48%	42%	6%	48%	—%
Employees	4,297	4,261	1%	4,091	5%
Return on common equity(6)	17%	15%	2%	17%	—%
Adjusted return on common equity(6)	16%	14%	2%	16%	—%
Common equity book value per share(7)	$25.92	$25.75	1%	$23.67	10%
Tangible common equity book value per share(7)	$15.01	$15.35	(2)%	$14.13	6%
Cash and equivalents	$493	$380	30%	$596	(17)%
Corporate cash(8)	$380	$323	18%	$517	(26)%
Average interest-earning assets	$55,438	$61,361	(10)%	$60,112	(8)%
Net interest margin (basis points)	328	320	8	310	18
Customer Activity (dollars in billions)	Qtr ended 9/30/19	Qtr ended 6/30/19	Qtr ended 9/30/19 vs. 6/30/19	Qtr ended 9/30/18	Qtr ended 9/30/19 vs. 9/30/18
Commissionable trades (MM)(9)	17.0	16.9	1%	15.9	7%
Trading days	63.5	63.0	N.M.	62.5	N.M.
DARTs(9)	266,935	268,488	(1)%	255,139	5%
Derivative DARTs(9)	94,895	89,402	6%	84,978	12%
Derivative DARTs %(9)	36%	33%	3%	33%	3%
Average commission per trade(9)	$7.18	$7.14	1%	$7.34	(2)%
Margin receivables	$9.9	$9.9	—%	$11.2	(12)%

Customer Activity (dollars in billions)	Qtr ended 9/30/19	Qtr ended 6/30/19	Qtr ended 9/30/19 vs. 6/30/19	Qtr ended 9/30/18	Qtr ended 9/30/19 vs. 9/30/18
Gross new retail accounts	121,754	143,205	(15)%	150,715	(19)%
Gross new advisor services accounts	6,785	6,775	— %	8,695	(22)%
Gross new corporate services accounts	86,870	91,388	(5)%	109,998	(21)%
Gross new accounts	215,409	241,368	(11)%	269,408	(20)%
Net new retail accounts	7,469	34,072	(78)%	63,841	(88)%
Net new advisor services accounts	(874)	53	N.M.	2,423	(136)%
Net new corporate services accounts	40,006	35,892	11%	69,321	(42)%
Net new accounts	46,601	70,017	(33)%	135,585	(66)%
End of period retail accounts	5,130,138	5,122,669	—%	4,056,416	26%
End of period advisor services accounts	150,401	151,275	(1)%	150,063	—%
End of period corporate services accounts	1,893,881	1,853,875	2%	1,735,675	9%
End of period accounts	7,174,420	7,127,819	1%	5,942,154	21%
Net new retail account growth rate	0.6%	2.7%	(2.1)%	6.4%	(5.8)%
Net new advisor services account growth rate	(2.3)%	0.1%	(2.4)%	6.6%	(8.9)%
Net new corporate services account growth rate	8.6%	7.9%	0.7%	16.6%	(8.0)%
Net new total account growth rate	2.6%	4.0%	(1.4)%	9.3%	(6.7)%
Net new retail assets(10)	$2.8	$1.7	65%	$3.1	(10)%
Net new advisor services assets(10)	—	(0.1)	100%	0.3	(100)%
Net new retail and advisor services assets	$2.8	$1.6	75%	$3.4	(18)%
Net new retail assets growth rate	3.4%	2.1%	1.3%	4.2%	(0.8)%
Net new advisor services assets growth rate	0.8%	(1.2)%	2.0%	7.6%	(6.8)%
Net new retail and advisor services assets growth rate	3.2%	1.9%	1.3%	4.4%	(1.2)%

Key Performance Metrics(5)

Customer Activity (dollars in billions)	Qtr ended 9/30/19	Qtr ended 6/30/19	Qtr ended 9/30/19 vs. 6/30/19	Qtr ended 9/30/18	Qtr ended 9/30/19 vs. 9/30/18
Retail Assets
Security holdings	$266.3	$268.2	(1)%	$256.1	4%
Cash and deposits	64.0	61.2	5%	57.1	12%
Retail assets	$330.3	$329.4	—%	$313.2	5%
Advisor Services Assets
Security holdings	$18.4	$18.4	— %	$18.3	1%
Cash and deposits	1.0	1.0	— %	1.3	(23)%
Advisor services assets	$19.4	$19.4	— %	$19.6	(1)%
Corporate Services Assets
Vested equity holdings	$95.6	$95.3	— %	$89.8	6%
Vested options holdings	43.3	47.0	(8)%	50.2	(14)%
Corporate services vested assets	$138.9	$142.3	(2)%	$140.0	(1)%
Unvested holdings	115.4	117.0	(1)%	119.5	(3)%
Corporate services assets	$254.3	$259.3	(2)%	$259.5	(2)%
Total Customer Assets
Security holdings	$284.7	$286.6	(1)%	$274.4	4%
Cash and deposits(11)	65.0	62.2	5%	58.4	11%
Retail and advisor services assets	$349.7	$348.8	— %	$332.8	5%
Corporate services vested assets	138.9	142.3	(2)%	140.0	(1)%
Retail, advisor services, and corporate services vested assets	$488.6	$491.1	(1)%	$472.8	3%
Corporate services unvested holdings	115.4	117.0	(1)%	119.5	(3)%
Total customer assets	$604.0	$608.1	(1)%	$592.3	2%
Net (buy) / sell activity
Retail net (buy) / sell activity	$0.2	$(0.5)	N.M.	$(2.2)	N.M.
Advisor services net (buy) / sell activity	—	0.2	N.M.	—	N.M.
Net (buy) / sell activity	$0.2	$(0.3)	N.M.	$(2.2)	N.M.
Market Indices
Dow Jones Industrial Average	26,917	26,600	1%	26,458	2%
Nasdaq Composite	7,999	8,006	—%	8,046	(1)%
Standard & Poor's 500	2,977	2,942	1%	2,914	2%

Capital	Qtr ended 9/30/19	Qtr ended 6/30/19	Qtr ended 9/30/19 vs. 6/30/19	Qtr ended 9/30/18	Qtr ended 9/30/19 vs. 9/30/18

E*TRADE Financial
Tier 1 leverage ratio(12)	6.9%	6.7%	0.2%	7.1%	(0.2)%
Common Equity Tier 1 capital ratio(12)	31.4%	33.9%	(2.5)%	34.1%	(2.7)%
Tier 1 risk-based capital ratio(12)	37.8%	40.4%	(2.6)%	40.5%	(2.7)%
Total risk-based capital ratio(12)	38.2%	40.7%	(2.5)%	40.9%	(2.7)%

E*TRADE Bank
Tier 1 leverage ratio(12)	7.4%	7.3%	0.1%	7.1%	0.3%
Common Equity Tier 1 capital ratio(12)	37.2%	40.2%	(3.0)%	34.6%	2.6%
Tier 1 risk-based capital ratio(12)	37.2%	40.2%	(3.0)%	34.6%	2.6%
Total risk-based capital ratio(12)	37.5%	40.5%	(3.0)%	35.0%	2.5%

Average Balance Sheet Data
(dollars in millions)	Three Months Ended
	September 30, 2019			June 30, 2019
	Average Balance	Interest Inc./Exp.	Average Yield/Cost	Average Balance	Interest Inc./Exp.	Average Yield/Cost
Cash and equivalents	$429	$2	2.11%	$452	$3	2.33%
Cash segregated under federal or other regulations	1,073	7	2.41%	871	6	2.63%
Investment securities	41,326	324	3.13%	47,375	368	3.11%
Margin receivables	9,880	120	4.83%	10,084	130	5.17%
Loans	1,812	25	5.58%	1,920	28	5.75%
Broker-related receivables and other	918	5	2.02%	659	3	2.23%
Total interest-earning assets	55,438	483	3.47%	61,361	538	3.51%
Other interest revenue(a)	—	38		—	22
Total interest-earning assets	55,438	521	3.74%	61,361	560	3.66%
Total non-interest earning assets	5,859			5,093
Total assets	$61,297			$66,454
Sweep deposits	$30,559	$11	0.14%	$37,380	$18	0.20%
Savings deposits	7,533	27	1.44%	6,347	23	1.47%
Other deposits	1,614	—	0.03%	1,732	—	0.03%
Customer payables	10,915	7	0.27%	10,593	8	0.31%
Broker-related payables and other	1,241	2	0.51%	1,050	1	0.46%
Other borrowings	102	1	4.77%	312	4	3.78%
Corporate debt	1,410	14	3.86%	1,410	14	4.06%
Total interest-bearing liabilities	53,374	62	0.46%	58,824	68	0.47%
Other interest expense(b)	—	4		—	2
Total interest-bearing liabilities	53,374	66	0.49%	58,824	70	0.48%
Total non-interest-bearing liabilities	1,251			1,016
Total liabilities	54,625			59,840
Total shareholders' equity	6,672			6,614
Total liabilities and shareholders' equity	$61,297			$66,454
Excess interest earning assets over interest bearing liabilities/ net interest income/ net interest margin	$2,064	$455	3.28%	$2,537	$490	3.20%

(a) Other interest revenue is earned on certain securities loaned balances. Interest expense incurred on other securities loaned balances is presented on the broker-related payables and other line item above.

(b) Other interest expense is incurred on certain securities borrowed balances. Interest income earned on other securities borrowed balances is presented on the broker-related receivables and other line item above.

Average Balance Sheet Data	Three Months Ended
(dollars in millions)	September 30, 2018
	Average Balance	Interest Inc./Exp.	Average Yield/Cost
Cash and equivalents	$471	$2	1.84%
Cash segregated under federal or other regulations	836	4	2.15%
Investment securities	44,773	315	2.82%
Margin receivables	10,902	130	4.74%
Loans	2,332	32	5.38%
Broker-related receivables and other	798	4	2.02%
Total interest-earning assets	60,112	487	3.24%
Other interest revenue(a)	—	27
Total interest-earning assets	60,112	514	3.41%
Total non-interest-earning assets	4,291
Total assets	$64,403
Sweep deposits	$37,550	$14	0.15%
Savings deposits	2,972	2	0.26%
Other deposits	1,934	—	0.03%
Customer payables	10,352	8	0.30%
Broker-related payables and other	1,880	3	0.53%
Other borrowings	752	6	2.95%
Corporate debt	1,408	13	3.90%
Total interest-bearing liabilities	56,848	46	0.32%
Other interest expense(b)	—	2
Total interest-bearing liabilities	56,848	48	0.33%
Total non-interest-bearing liabilities	859
Total liabilities	57,707
Total shareholders' equity	6,696
Total liabilities and shareholders' equity	$64,403
Excess interest earning assets over interest bearing liabilities/ net interest income/ net interest margin	$3,264	$466	3.10%

(a) Other interest revenue is earned on certain securities loaned balances. Interest expense incurred on other securities loaned balances is presented on the broker-related payables and other line item above.

(b) Other interest expense is incurred on certain securities borrowed balances. Interest income earned on other securities borrowed balances is presented on the broker-related receivables and other line item above.

Fees and Service Charges (dollars in millions)	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
Money market funds and sweep deposits revenue(a)	$62	$23	$18
Order flow revenue	46	45	40
Advisor management and custody fees	19	19	19
Mutual fund service fees	13	13	13
Foreign exchange revenue	8	8	7
Reorganization fees	5	7	3
Other fees and service charges	10	11	8
Total fees and service charges	$163	$126	$108

(a) Includes revenue earned on average customer cash held by third parties based on the federal funds rate or LIBOR plus a negotiated spread or other contractual arrangements with the third party institutions.

Explanation of Non-GAAP Measures

Management believes that adjusting GAAP measures by excluding or including certain items is helpful to investors and analysts who may wish to use some or all of this information to analyze the Company’s current performance, prospects, and valuation. Management uses this non- GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP measures discussed below are appropriate for evaluating the operating and liquidity performance of the Company.

Adjusted Operating Margin

Adjusted operating margin is calculated by dividing adjusted income before income taxes by net revenue. Adjusted income before income taxes excludes the provision (benefit) for loan losses and losses on early extinguishment of debt. Management believes that excluding the provision (benefit) for loan losses and losses on early extinguishment of debt from operating margin provides a useful measure of the Company's ongoing operating performance because management excludes these when evaluating operating margin performance. See endnote (2) for a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure.

Adjusted Return on Common Equity

Adjusted return on common equity is calculated by dividing annualized adjusted net income available to common shareholders by average common shareholders' equity, which excludes preferred stock. Adjusted net income available to common shareholders excludes the after-tax impact of the provision (benefit) for loan losses and losses on early extinguishment of debt.

Management believes that excluding the provision (benefit) for loan losses and losses on early extinguishment of debt from net income available to common shareholders provides a useful measure of the Company's ongoing operating performance because management excludes these when evaluating return on common equity performance. See endnote (6) for a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure.

Tangible Common Equity Book Value per Share

Tangible common equity book value per share represents common shareholders’ equity, which excludes preferred stock, less goodwill and other intangible assets (net of related deferred tax liabilities) divided by common stock outstanding. The Company believes that tangible common equity book value per share is a measure of the Company’s capital strength. See endnote (7) for a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure.

Corporate Cash

Corporate cash represents cash held at the parent company as well as cash held in certain subsidiaries, not including bank and brokerage subsidiaries, that can distribute cash to the parent company without any regulatory approval or notification. The Company believes that corporate cash is a useful measure of the parent company’s liquidity as it is the primary source of capital above and beyond the capital deployed in regulated subsidiaries. See endnote (8) for a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure.

It is important to note that these non-GAAP measures may involve judgment by management and should be considered in addition to, not as substitutes for, or superior to, measures prepared in accordance with GAAP. For additional information on the adjustments to these non- GAAP measures, please see the Company’s financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) Records based on the period during which metric has been reported by the Company.

(2) Operating margin is the percentage of net revenue that results in income before income taxes. The percentage is calculated by dividing income before income taxes by total net revenue. As noted above, adjusted operating margin is a non-GAAP measure. The following table provides a reconciliation of GAAP operating margin percentage to non-GAAP adjusted operating margin (dollars in millions):

	Q3 2019		Q2 2019		Q3 2018
	Amount	Operating Margin %	Amount	Operating Margin %	Amount	Operating Margin %
Income before income tax expense and operating margin(a)	$380	50%	$295	43%	$374	52%
Provision (benefit) for loan losses	(12)		(8)		(34)
Losses on early extinguishment of debt	—		—		4
Subtotal	(12)		(8)		(30)
Adjusted income before income tax expense and adjusted operating margin(a)	$368	48%	$287	42%	$344	48%

(a) In Q2 2019, income before income tax expense and adjusted income before income tax expense includes $80 million of losses from balance sheet repositioning, which resulted in a 6 percentage point reduction to both operating margin and adjusted operating margin.

(3) Capital return to shareholders represents the amount returned to shareholders through share repurchases and common stock dividends.

(4) The following table presents the allowance for loan losses (dollars in millions):

	Q3 2019	Q4 2018
Allowance for loan losses, beginning	$30	$41
Provision (benefit) for loan losses	(12)	(12)
(Charge-offs) recoveries, net	9	8
Allowance for loan losses, ending	$27	$37

Loan servicing expense was $3 million, $3 million, and $5 million for the three months ended September 30, 2019, June 30, 2019, and September 30, 2018, respectively. Loan servicing expense was $9 million and $15 million for the nine months ended September 30, 2019 and 2018, respectively.

(5) Amounts and percentages may not recalculate due to rounding. For percentage based metrics, the variance represents the current period less the prior period. Net new account and asset growth rates have been annualized.

(6) Return on common equity is calculated by dividing annualized net income available to common shareholders by average common shareholders' equity, which excludes preferred stock. As noted above, adjusted return on common equity is a non-GAAP measure. The following table provides a reconciliation of GAAP return on common equity percentage to non- GAAP adjusted return on common equity percentage (dollars in millions):

	Q3 2019		Q2 2019		Q3 2018
	Amount	Return on Common Equity %	Amount	Return on Common Equity %	Amount	Return on Common Equity %
Net income available to common shareholders and return on common equity(a)	$254	17%	$219	15%	$261	17%
Add back impact of the following items:
Provision (benefit) for loan losses	(12)		(8)		(34)
Losses on early extinguishment of debt	—		—		4
Subtotal	(12)		(8)		(30)
Income tax impact	3		2		8
Net of tax	(9)		(6)		(22)
Adjusted net income available to common shareholders and return on common equity(a)	$245	16%	213	14%	$239	16%

(a) In Q2 2019, net income available to common shareholders and adjusted net income available to common shareholders includes $59 million of after-tax losses from balance sheet repositioning, which resulted in a 4 percentage point reduction to both return on common equity and adjusted return on common equity.

(7) As noted above, tangible common equity book value and tangible common equity book value per share are non-GAAP measures. The following table provides a reconciliation of GAAP common equity book value and common equity book value per share to non-GAAP tangible common equity book value and tangible common equity book value per share at period end (dollars in millions, except per share amounts):

	Q3 2019		Q2 2019		Q3 2018
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Common equity book value	$5,880	$25.92	$6,181	$25.75	$6,077	$23.67
Less: Goodwill and other intangibles, net	(2,931)		(2,946)		(2,876)
Add: Deferred tax liabilities related to goodwill and other intangibles, net	456		450		426
Tangible common equity book value	$3,405	$15.01	$3,685	$15.35	$3,627	$14.13

(8) As noted above, corporate cash is a non-GAAP measure. The following table provides a reconciliation of GAAP consolidated cash and equivalents to non-GAAP corporate cash at period end (dollars in millions):

	Q3 2019	Q2 2019	Q3 2018
Consolidated cash and equivalents	$493	$380	$596
Less: Cash at regulated subsidiaries	(465)	(373)	(590)
Add: Cash on deposit at E*TRADE Bank(a)	352	316	511
Corporate cash	$380	$323	$517

(a) Corporate cash includes the parent company's deposits placed with E*TRADE Bank. E*TRADE Bank may use these deposits for investment purposes; however, these investments are not included in consolidated cash and equivalents.

(9) Commissionable trades exclude trades related to no transaction fee mutual funds and commission-free exchange-traded funds, rebalancing trades associated with managed products, and other non-commissionable trades.

(10) Net new retail and advisor services assets exclude the effects of market movements in the value of retail and advisor services assets.

(11) The following table provides the components of total cash and deposits (dollars in billions):

	Q3 2019	Q2 2019	Q3 2018
Sweep deposits	$30.8	$31.7	$38.0
Customer payables	11.2	10.6	10.5
Savings, checking and other banking assets(a)	9.6	8.6	5.1
Total on-balance sheet cash	51.6	50.9	53.6
Sweep deposits at unaffiliated financial institutions	11.7	9.6	3.0
Money market funds and other	1.7	1.7	1.8
Total customer cash held by third parties(b)	13.4	11.3	4.8
Total cash and deposits	$65.0	$62.2	$58.4

(a) Includes $6.3 billion, $5.1 billion and $0.7 billion of deposits at September 30, 2019, June 30, 2019 and September 30, 2018, respectively, in our Premium Savings Account product.

(b) Customer cash held by third parties is held outside E*TRADE Financial and includes money market funds and sweep deposit accounts at unaffiliated financial institutions. Customer cash held by third parties is not reflected in the Company's consolidated balance sheet and is not immediately available for liquidity purposes.

(12) E*TRADE Financial and E*TRADE Bank's capital ratios are calculated as follows and are preliminary for the current period (dollars in millions):

	E*TRADE Financial		E*TRADE Bank
	Q3 2019	Q4 2018	Q3 2019	Q4 2018
Shareholders’ equity	$6,569	$6,562	$3,662	$3,557
Deduct:
Preferred stock	(689)	(689)	—	—
Common Equity Tier 1 capital before regulatory adjustments	$5,880	$5,873	$3,662	$3,557
Add:
Losses in other comprehensive income on available-for-sale debt securities, net of tax	24	275	24	275
Deduct:
Goodwill and other intangible assets, net of deferred tax liabilities	(2,475)	(2,540)	(279)	(287)
Disallowed deferred tax assets	(74)	(200)	(3)	(61)
Common Equity Tier 1 capital	$3,355	$3,408	$3,404	$3,484
Add:
Preferred stock	689	689	—	—
Tier 1 capital	$4,044	$4,097	$3,404	$3,484
Add:
Other	35	46	27	37
Total capital	$4,079	$4,143	$3,431	$3,521

Average assets for leverage capital purposes	$61,364	$64,767	$46,126	$49,568
Deduct:
Goodwill and other intangible assets, net of deferred tax liabilities	(2,475)	(2,540)	(279)	(287)
Disallowed deferred tax assets	(74)	(200)	(3)	(61)
Adjusted average assets for leverage capital purposes	$58,815	$62,027	$45,844	$49,220

Total risk-weighted assets(a)	$10,689	$10,970	$9,155	$9,994

Tier 1 leverage ratio (Tier 1 capital / Adjusted average assets for leverage capital purposes)	6.9%	6.6%	7.4%	7.1%
Common Equity Tier 1 capital / Total risk-weighted assets(a)	31.4%	31.1%	37.2%	34.9%
Tier 1 capital / Total risk-weighted assets	37.8%	37.3%	37.2%	34.9%
Total capital / Total risk-weighted assets	38.2%	37.8%	37.5%	35.2%

(a) Under the regulatory guidelines for risk-based capital, on-balance sheet assets, and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

Contacts

E*TRADE Media Relations
646-521-4418
mediainq@etrade.com

E*TRADE Investor Relations
646-521-4406
ir@etrade.com